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                                                                    EXHIBIT 23.1

                  CONSENT OF GERSTEN, SAVAGE & KAPLOWITZ, LLP

    The undersigned, Gersten, Savage & Kaplowitz, LLP, hereby consents to the use of our name and of our opinion for Med-Emerg International Inc. (the "Company") as filed with its Registration Statement on Form F-4, and any amendments thereto.

                                          /s/ GERSTEN, SAVAGE & KAPLOWITZ, LLP
                                          --------------------------------------
                                          Gersten, Savage & Kaplowitz, LLP

October 8, 1999